CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement on Form S-1/A of our report dated October 7, 2005, relating to the financial statements of Key Hospitality Acquisition Corporation, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                     /s/ Rothstein, Kass & Company, P.C.



Roseland, New Jersey
October 18, 2005